Exhibit 10.5

FORM OF

STOCKHOLDER AND REGISTRATION RIGHTS AGREEMENT

BY AND BETWEEN

ZIMMER BIOMET HOLDINGS, INC.

AND

ZIMVIE INC.

DATED AS OF [●], 2022

Exhibit A    Form of Agreement to be Bound

i

FORM OF STOCKHOLDER AND REGISTRATION RIGHTS AGREEMENT

This STOCKHOLDER AND REGISTRATION RIGHTS AGREEMENT, dated as of [●], 2022 (this “Agreement”), is by and between Zimmer Biomet Holdings, Inc., a Delaware corporation (“Parent”), and ZimVie Inc., a Delaware corporation (“SpinCo”).    Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in Article I.

R E C I T A L S

WHEREAS, Parent currently owns all of the issued and outstanding shares of common stock, par value $0.01 per share, of SpinCo (the “SpinCo Shares”);

WHEREAS, the board of directors of Parent has determined that it is appropriate and desirable to distribute at least eighty percent (80%) of the outstanding SpinCo Shares owned by Parent to Parent’s shareholders, on a pro rata basis (the “Distribution”);

WHEREAS, Parent intends for the Distribution to take place pursuant to a registration statement on a Form 10 (the “Distribution Registration Statement”);

WHEREAS, Parent may Sell those SpinCo Shares that are not distributed in the Distribution (such SpinCo Shares, the “Retained Shares”) through one or more transactions, including pursuant to one or more transactions registered under the Securities Act;

WHEREAS, SpinCo desires to grant to the Parent Group the Registration Rights for the Retained Shares and other Registrable Securities, subject to the terms and conditions of this Agreement; and

WHEREAS, the Parent Group desires to grant SpinCo a proxy to vote the Retained Shares in proportion to the votes cast by SpinCo’s other stockholders, on the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

For the purpose of this Agreement, the following terms shall have the following meanings:

“Affiliate” shall have the meaning given to such term in the Separation and Distribution Agreement.

“Agreement” shall have the meaning set forth in the Preamble.

“Ancillary Agreements” shall have the meaning given to such term in the Separation and Distribution Agreement.

“Ancillary Filings” shall have the meaning set forth in Section 2.03(a)(i).

“Applicable Quarter” shall mean the first full financial accounting quarter beginning after the date of the Distribution; provided, that, if such full financial accounting quarter is the quarter ended December 31, then “Applicable Quarter” shall mean the year ended December 31.

“Blackout Notice” shall have the meaning set forth in Section 2.01(d).

“Blackout Period” shall have the meaning set forth in Section 2.01(d).

“Block Trade” means an Underwritten Offering not involving any “road show” which is commonly known as a “block trade.”

“Change of Control” shall have the meaning given to such term in the Separation and Distribution Agreement.

“Deadline” shall mean the date that is thirty (30) days after the due date for the Form 10-K or Form 10-Q (as applicable) for the Applicable Quarter; provided, that, if the Deadline pursuant to the foregoing sentence would fall on a date that is not a business day, then the Deadline shall be the next business day.

“Debt” shall mean any indebtedness of any member of the Parent Group, including debt securities, notes, credit facilities, credit agreements and other debt instruments, including, in each case, any amounts due thereunder.

“Demand Registration” shall have the meaning set forth in Section 2.01(a).

“Disadvantageous Condition” shall have the meaning set forth in Section 2.01(d).

“Dispute” shall have the meaning given to such term in the Separation and Distribution Agreement.

“Distribution” shall have the meaning set forth in the Recitals.

“Distribution Date” shall have the meaning given to such term in the Separation and Distribution Agreement.

“Distribution Registration Statement” shall have the meaning set forth in the Recitals.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“Exchange Offer” shall mean an exchange offer of Registrable Securities for outstanding securities of a Holder.

“Governmental Authority” shall have the meaning given to such term in the Separation and Distribution Agreement.

“Group” shall have the meaning given to such term in the Separation and Distribution Agreement.

“Holder” shall mean any member of the Parent Group, so long as such Person holds any Registrable Securities, and any Permitted Transferee, so long as such Person holds any Registrable Securities.

“Indemnifying Party” shall have the meaning set forth in Section 2.07(c).

“Indemnitee” shall have the meaning set forth in Section 2.07(c).

“Initiating Holder” shall have the meaning set forth in Section 2.01(a).

“Law” shall have the meaning given to such term in the Separation and Distribution Agreement.

“Loss” or “Losses” shall have the meaning set forth in Section 2.07(a).

“Offering Confidential Information” shall mean, with respect to a Piggyback Registration, (i) SpinCo’s plan to file the relevant Registration Statement and engage in the offering being registered, (ii) any information regarding the offering being registered (including the potential timing, price, number of shares, underwriters or other counterparties, selling stockholders or plan of distribution) and (iii) any other information (including information contained in draft supplements or amendments to offering materials) provided to any Holders by SpinCo (or by third parties) in connection with a Piggyback Registration; provided, that Offering Confidential Information shall not include information that (x) was or becomes generally available to the public (including as a result of the filing of the relevant Registration Statement) other than as a result of a disclosure by any Holder, (y) was or becomes available to any Holder from a source not bound by any confidentiality agreement with SpinCo or (z) was otherwise in such Holder’s possession prior to it being furnished to such Holder by SpinCo or on SpinCo’s behalf.

“Parent” shall have the meaning set forth in the Preamble.

“Parent Group” shall have the meaning given to such term in the Separation and Distribution Agreement.

“Participating Banks” means such investment banks that engage in any Security Exchanges with one or more members of the Parent Group.

“Parties” shall mean the parties to this Agreement.

“Permitted Transferee” shall mean any Transferee and any Subsequent Transferee.

“Person” shall mean an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

“Piggyback Registration” shall have the meaning set forth in Section 2.02(a).

“Private Exchange” shall mean a private exchange pursuant to which one or more members of the Parent Group shall Sell some or all of their Registrable Securities to one or more Participating Banks in exchange, directly or indirectly, for any equity interest of Parent or the satisfaction of Debt, in a transaction or series of transactions not required to be registered under the Securities Act.

“Prospectus” shall mean the prospectus included in any Registration Statement, all amendments and supplements to such prospectus (including, for the avoidance of doubt, any Takedown Prospectus Supplement), including post-effective amendments, and all other material incorporated by reference in such prospectus.

“Public Exchange” shall mean a public exchange pursuant to which one or more members of the Parent Group shall Sell some or all of their Registrable Securities to one or more Participating Banks in exchange, directly or indirectly, for any equity interest of Parent or the satisfaction of Debt, in a transaction or series of transactions registered under the Securities Act.

“Registrable Securities” shall mean the Retained Shares and any SpinCo Shares or other securities issued with respect to, in exchange for, or in replacement of such Retained Shares; provided, that the term “Registrable Securities” excludes any security (i) the offering and Sale of which has been effectively registered under the Securities Act and which has been Sold in accordance with a Registration Statement, (ii) that has been Sold by a Holder in a transaction or transactions exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof (including transactions pursuant to Rule 144) such that the further Sale of such securities by the transferee or assignee is not restricted under the Securities Act or (iii) that has been Sold by a Holder in a transaction in which such Holder’s rights under this Agreement are not, or cannot be, assigned.

“Registration” shall mean a registration with the SEC of the offer and Sale to the public of any Registrable Securities under a Registration Statement. The terms “Register”, “Registered” and “Registering” shall have correlative meanings.

“Registration Expenses” shall mean all expenses incident to the SpinCo Group’s performance of or compliance with this Agreement, including all (i) registration, qualification and filing fees, (ii) fees and expenses of compliance with securities or blue sky Laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications within the United States of any Registrable Securities being registered), (iii) printing expenses, messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for Parent and SpinCo and customary fees and expenses for independent certified public accountants retained by the SpinCo Group (including the expenses of any comfort letters or costs associated with the delivery by the SpinCo Group members’ independent certified public accountants of comfort letters customarily requested by underwriters) and (v) fees and expenses of listing any Registrable Securities on any securities exchange on which the SpinCo Shares are then listed and Financial Industry Regulatory Authority registration and filing fees; but excluding any internal expenses of the SpinCo Group (including all salaries and expenses of employees of members of the SpinCo Group performing legal or accounting duties).

“Registration Period” shall have the meaning set forth in Section 2.01(c).

“Registration Rights” shall mean the rights of the Holders to cause SpinCo to Register Registrable Securities pursuant to Article II.

“Registration Statement” shall mean any registration statement of SpinCo filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference into such registration statement. For the avoidance of doubt, it is acknowledged and agreed that such Registration Statement may be on any applicable form, including Form S-1, Form S-3, Form S-3ASR or Form S-4 and may be a Shelf Registration Statement.

“Retained Shares” shall have the meaning set forth in the Recitals.

“Sale” shall mean the direct or indirect transfer, sale, assignment or other disposition of a security. The terms “Sell” and “Sold” shall have correlative meanings.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

“Security Exchanges” shall mean one or more Public Exchanges or Private Exchanges.

“Separation” shall have the meaning given to such term in the Separation and Distribution Agreement.

“Separation and Distribution Agreement” shall mean the Separation and Distribution Agreement by and between Parent and SpinCo in connection with the Separation and the Distribution, as it may be amended, modified or supplemented from time to time.

“Shelf Registration” means a registration pursuant to a Shelf Registration Statement.

“Shelf Registration Statement” shall mean a Registration Statement of SpinCo for an offering of Registrable Securities to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or similar provisions then in effect).

“SpinCo” shall have the meaning set forth in the Preamble.

“SpinCo Board” shall mean the board of directors of SpinCo.

“SpinCo Group” shall have the meaning given to such term in the Separation and Distribution Agreement.

“SpinCo Public Sale” shall have the meaning set forth in Section 2.02(a).

“SpinCo Shares” shall have the meaning set forth in the Preamble.

“Subsequent Transferee” shall have the meaning set forth in Section 4.05(b).

“Subsidiary” shall have the meaning given to such term in the Separation and Distribution Agreement.

“Takedown Prospectus Supplement” shall have the meaning set forth in Section 2.01(g).

“Takedown Request” shall have the meaning set forth in Section 2.01(g).

“Tax Opinions/Rulings” shall have the meaning given to such term in the Tax Matters Agreement.

“Third Party” shall have the meaning given to such term in the Separation and Distribution Agreement.

“Transferee” shall have the meaning set forth in Section 4.05(b).

“Underwritten Offering” shall mean a Registration in which Registrable Securities are Sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

ARTICLE II

REGISTRATION RIGHTS

Section 2.01    Registration.

(a)    Any Holder(s) of Registrable Securities (collectively, the “Initiating Holder”) shall have the right (including, for the avoidance of doubt, in connection with its rights pursuant to Section 2.05) to request that SpinCo file a Registration Statement on behalf of itself or, in the case of the Parent Group, on behalf of the Participating Banks with the SEC on the appropriate registration form for all or part of the Registrable Securities held by such Initiating Holder, by delivering a written request thereof to SpinCo specifying the number of shares of Registrable Securities such Initiating Holder wishes to Register (a “Demand Registration”). SpinCo shall (i) within five (5) days of the receipt of such request, give written notice of such Demand Registration to all Holders of Registrable Securities, (ii) use its reasonable best efforts to prepare and file the Registration Statement as expeditiously as possible, but in any event within thirty (30) days of such request and (iii) use its reasonable best efforts to cause the Registration Statement to become effective in respect of each Demand Registration in accordance with the intended method of distribution set forth in the written request delivered by the Initiating Holder. SpinCo shall include in such Registration all Registrable Securities with respect to which SpinCo receives, within the ten (10) days immediately following the receipt by the Holder(s) of such notice from SpinCo, a request for inclusion in the Registration from the Holder(s) thereof. Each such request from a Holder of Registrable Securities for inclusion in the Registration shall also specify the aggregate amount of Registrable Securities proposed to be Registered. The Initiating Holder may request that the Registration Statement be on any appropriate form, including Form S-4 in the case of an Exchange Offer or an S-3 in the case of a Shelf Registration Statement, and SpinCo shall effect the Registration on the form so requested.

(b)    There shall be no limitation on the number of Demand Registrations pursuant to Section 2.01(a) (including any exercise of rights to Demand Registration transferred pursuant to Section 4.05 and including any exercise of rights to Demand Registration made pursuant to any registration rights agreement entered into pursuant to Section 2.05); provided, however that the Holder(s) may not require SpinCo to effect a Demand Registration within sixty (60) days after the effective date of a previous registration by SpinCo, other than a Shelf Registration, effected pursuant to this Section 2.01 (it being understood that the Distribution Registration Statement shall not be treated as a Demand Registration). The Registrable Securities requested to be Registered pursuant to Section 2.01(a) must represent (i) an aggregate offering price of Registrable Securities that is reasonably expected to equal at least $10,000,000 (or its equivalent if the Registrable Securities are to be offered in an Exchange Offer) or (ii) all of the remaining Registrable Securities owned by the requesting Holder and its Affiliates.

(c)    SpinCo shall be deemed to have effected a Registration for purposes of this Section 2.01 if the Registration Statement is declared effective by the SEC or becomes effective upon filing with the SEC and remains effective until the earlier of (i) the date when all Registrable Securities thereunder have been Sold and (ii) ninety (90) days from the effective date of the Registration Statement (such period, as applicable, the “Registration Period”). No Registration shall be deemed to have been effective if the conditions to closing specified in the underwriting agreement or dealer manager agreement, if any, entered into in connection with such Registration are not satisfied by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement or dealer manager agreement by any member of the SpinCo Group. If during the Registration Period, such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other Governmental Authority or the need to update or supplement the Registration Statement, the Registration Period shall be extended on a day-for-day basis for any period in which the Holder(s) is unable to complete an offering as a result of such stop order, injunction or other order or requirement of the SEC or other Governmental Authority or as a result of such need to update or supplement the Registration Statement.

(d)    With respect to any Registration Statement or Takedown Prospectus Supplement, whether filed or to be filed pursuant to this Agreement, if SpinCo shall reasonably determine, upon the advice of legal counsel, that maintaining the effectiveness of such Registration Statement or filing an amendment or supplement thereto (or, if no Registration Statement has yet been filed, filing such a Registration Statement), or filing such Takedown Prospectus Supplement, would (i) require the public disclosure of material nonpublic information concerning any transaction or negotiations involving SpinCo or any of its consolidated Subsidiaries that would materially interfere with such transaction or negotiations or (ii) require the public disclosure of material nonpublic information concerning SpinCo or any of its consolidated Subsidiaries that, if disclosed at such time, would be materially adverse to SpinCo (a “Disadvantageous Condition”), SpinCo may, for the shortest period reasonably practicable, and in any event for not more than sixty (60) consecutive days (a “Blackout Period”), notify the Holders whose offers and Sales of Registrable Securities are covered (or to be covered) by such Registration Statement or Takedown Prospectus Supplement that such Registration Statement is unavailable for use (or will not be filed as requested) (such notice, a “Blackout Notice”). Upon the receipt of any Blackout Notice, the Holders shall forthwith discontinue use of the Prospectus or Takedown Prospectus Supplement contained in any effective Registration Statement; provided, that, if at the time of receipt of such Blackout Notice any Holder shall have Sold its Registrable Securities (or have signed a firm commitment underwriting agreement with respect to the purchase of such shares) and the Disadvantageous Condition is not of a nature that would require a post-effective amendment to the Registration Statement or Takedown Prospectus Supplement, then SpinCo shall use its reasonable best efforts to take such action as to eliminate any restriction imposed by federal securities Laws on the timely delivery of such Registrable Securities; provided, further, that, if implementation of such Blackout Period would materially impair the ability of Parent or any member of the Parent Group to Sell its Registrable Securities in accordance with its or their intended method of distribution before the Deadline, then SpinCo may not impose such Blackout Period (and any Blackout Period then in effect shall automatically expire) and SpinCo shall as soon as reasonably possible revise, amend and/or supplement the Registration Statement, as applicable, so that it does not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When any Disadvantageous Condition as to which a Blackout Notice has been previously delivered shall cease to exist, SpinCo shall promptly notify the Holders and take such actions in respect of such Registration Statement or Takedown Prospectus Supplement as are otherwise required by this Agreement. The Registration Period for any Registration Statement for which SpinCo has given notice of a Blackout Period shall be increased by the length of time of such Blackout Period. SpinCo shall not impose, in any 365-day period, Blackout Periods lasting, in the aggregate, in excess of sixty (60) days. If SpinCo declares a Blackout Period with respect to a Demand Registration for a Registration Statement that has not yet been declared effective or a Takedown Request for which a Takedown Prospectus Supplement has not yet been filed, (i) the Holders may by notice to SpinCo withdraw the related Demand Registration request or Takedown Request, and (ii) the Holders shall not be responsible for any of SpinCo’s related Registration Expenses.

(e)    If the Initiating Holder so indicates at the time of its request pursuant to Section 2.01(a) or Section 2.01(g), such offering of Registrable Securities shall be in the form of an Underwritten Offering or an Exchange Offer, and SpinCo shall include such information in the written notice to the Holders required under Section 2.01(a). In the event that the Initiating Holder intends to Sell the Registrable Securities by means of an Underwritten Offering or Exchange Offer, the right of any Holder to include Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering or Exchange Offer and the inclusion of such Holder’s Registrable Securities in the Underwritten Offering or the Exchange Offer to the extent provided herein.

(f)    If the managing underwriter or underwriters of a proposed Underwritten Offering of Registrable Securities included in a Registration pursuant to this Section 2.01 inform(s) in writing the Holders participating in such Registration that, in its or their opinion, the number of securities requested to be included in such Registration exceeds the number that can be Sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the number of Registrable Securities to be included in such Registration shall be reduced to the maximum number recommended by the managing underwriter or underwriters and allocated (i) first, Registrable Securities requested by any member of the Parent Group participating in the Underwritten Offering, (ii) second, Registrable Securities requested by all other Holders to be included in the Underwritten Offering on a pro rata basis calculated among the other Holders, including the Initiating Holder (other than any member of the Parent Group), in proportion to the number of Registrable Securities each Holder has requested to be included in such Registration; provided, that if the foregoing would result in a reduction of the Registrable Securities of the Initiating Holder to be included in such Registration, the Initiating Holder may notify SpinCo in writing that the Registration Statement shall be abandoned or withdrawn, in which event SpinCo shall abandon or withdraw such Registration Statement and (iii) third, all other Registrable Securities requested and otherwise eligible to be included in such Underwritten Offering (including Registrable Securities to be sold for the account of the SpinCo) on a pro rata basis calculated based on the number of shares requested to be Registered. In the event the Initiating Holder notifies SpinCo that such Registration Statement shall be abandoned or withdrawn, such Holder shall not be deemed to have requested a Demand Registration pursuant to Section 2.01(a), and SpinCo shall not be deemed to have effected a Demand Registration pursuant to Section 2.01(b) with respect to such abandoned or withdrawn Registration Statement.

(g)    With respect to any Demand Registration, the requesting Holders may request that SpinCo effect a Registration of the Registrable Securities under a Shelf Registration, in which event SpinCo shall file, and shall thereafter use its reasonable best efforts to make and keep effective in accordance with Section 2.01(c) (including by filing any post-effective amendments or prospectus supplements as required by law or renewing or refiling upon expiration), a Shelf Registration Statement. Thereafter, SpinCo shall, within five (5) days of the receipt of the written request of Holders for a resale of Registrable Securities (a “Takedown Request”), give written notice of such Takedown Request to all Holders of Registrable Securities included on such Shelf Registration and shall file a prospectus supplement (a “Takedown Prospectus Supplement”) to such Shelf Registration Statement under Rule 424 promulgated under the Securities Act with respect to resales of the Registrable Securities pursuant to Holder’s intended method of distribution thereof. Each Takedown Request shall specify the Registrable Securities to be registered, their aggregate amount and the intended method or methods of distribution thereof. There shall be no limitations on the number of Underwritten Offerings pursuant to a Shelf Registration. Notwithstanding anything else to the contrary in this Agreement, the requirement to deliver a Takedown Notice and the piggyback rights described in this Section 2.01(g) shall not apply to an Underwritten Offering that constitutes a block trade.

Section 2.02    Piggyback Registrations.

(a)    If SpinCo proposes to file a Registration Statement (other than a Shelf Registration) or a Prospectus supplement filed pursuant to a Shelf Registration Statement under the Securities Act with respect to any offering of such securities for its own account (other than (i) a Registration or Takedown Prospectus Supplement under Section 2.01, (ii) a Registration pursuant to a Registration Statement on Form S-8 or Form S-4 or similar form that relates to a transaction subject to Rule 145 under the Securities Act, (iii) in connection with any dividend reinvestment or similar plan, (iv) for the sole purpose of offering securities to another entity or its security holders in connection with the acquisition of assets or securities of such entity or any similar transaction or (v) a Registration in which the only SpinCo Shares being registered are SpinCo Shares issuable upon conversion of debt securities that are also being registered) (a “SpinCo Public Sale”)), then, as soon as practicable, but in any event not less than fifteen (15) days prior to the proposed date of filing such Registration Statement, SpinCo shall give written notice of such proposed filing to each Holder, and such notice shall offer such Holders the opportunity to Register under such Registration Statement such number of Registrable Securities as each such Holder may request in writing (a “Piggyback Registration”). Subject to Section 2.02(b) and Section 2.02(c), SpinCo shall use its reasonable best efforts to include in a Registration Statement with respect to a SpinCo Public Sale all Registrable Securities that are requested to be included therein within five (5) business days after the written receipt of any such notice; provided, however, that if, at any time after giving written notice of its intention to Register any securities and prior to the effective date of the Registration Statement filed in connection with such Registration, SpinCo shall determine for any reason not to Register or to delay Registration of the SpinCo Public Sale, SpinCo may, at its election, give written notice of such determination to each such Holder and, thereupon, (x) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration, without prejudice, however, to the rights of any Holder to request that such Registration be effected as a Demand Registration under Section 2.01 and (y) in the case of a determination to delay Registration, shall be permitted to delay Registering any Registrable Securities for the same period as the delay in Registering such other SpinCo Shares in the SpinCo Public Sale. No Registration effected under this Section 2.02 shall relieve SpinCo of its obligation to effect any Demand Registration under Section 2.01. If the offering pursuant to a Registration Statement pursuant to this Section 2.02 is to be an Underwritten Offering, then each Holder making a request for a Piggyback Registration pursuant to this Section 2.02(a) shall, and SpinCo shall use reasonable best efforts to coordinate arrangements with the underwriters so that each such Holder may, participate in such Underwritten Offering. If the offering pursuant to such Registration Statement is to be on any other basis, then each Holder making a request for a Piggyback Registration pursuant to this Section 2.02(a) shall, and SpinCo shall use reasonable best efforts to coordinate arrangements so that each such Holder may, participate in such offering on such basis. For purposes of clarification, SpinCo’s filing of a Shelf Registration Statement shall not be deemed to be a SpinCo Public Sale; provided, however, that any prospectus supplement filed pursuant to a Shelf Registration Statement with respect to an offering of SpinCo Shares for its own account and/or for the account of any other Persons will be a SpinCo Public Sale, unless such offering qualifies for an exemption from the SpinCo Public Sale definition in this Section 2.02(a); provided, further that if SpinCo files a Shelf Registration for its own account and/or for the account of any other Persons, SpinCo agrees that it shall use its reasonable best efforts to include in such Registration Statement such disclosures as may be required by Rule 430B under the Securities Act in order to ensure that the Holders may be added to such Shelf Registration at a later time through the filing of a Prospectus supplement rather than a post-effective amendment.

(b)    In the case of any Underwritten Offering, each Holder shall have the right to withdraw such Holder’s request for inclusion of its Registrable Securities in such Underwritten Offering pursuant to Section 2.02(a) at any time prior to the execution of an underwriting agreement with respect thereto by giving written notice to SpinCo of such Holder’s request to withdraw and, subject to the preceding clause, each Holder shall be permitted to withdraw all or part of such Holder’s Registrable Securities from a Piggyback Registration at any time prior to the effective date thereof.

(c)    If the managing underwriter or underwriters of any proposed Underwritten Offering of a class of Registrable Securities included in a Piggyback Registration informs SpinCo and each Holder in writing that, in its or their opinion, the number of securities of such class that such Holder and any other Persons intend to include in such offering exceeds the number that can be Sold in such offering without being likely to have an adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, all securities of SpinCo or any other Persons for whom SpinCo is effecting the Underwritten Offering, as the case may be, proposes to Sell; (ii) second, Registrable Securities requested by Parent to be included in such Underwritten Offering; (iii) third, Registrable Securities requested by all other Holders to be included in such Underwritten Offering on a pro rata basis calculated based on the number of shares requested to be registered and (iv) fourth, all other securities requested and otherwise eligible to be included in such Underwritten Offering (including securities to be sold for the account of Parent) on a pro rata basis calculated based on the number of shares requested to be Registered.

(d)    In any Underwritten Offering pursuant to Section 2.01 or Section 2.02 that is not a SpinCo Public Sale, Parent, in the event Parent is participating in such Underwritten Offering, or the Holders of a majority of the outstanding Registrable Securities being included in the Underwritten Offering or Exchange Offer, in the event Parent is not participating in such Underwritten Offering or Exchange Offer, shall select the underwriter(s), dealer-manager(s), financial printer, solicitation and/or exchange agent (if any) and Holder’s counsel for such Underwritten Offering or Exchange Offer. In any SpinCo Public Sale, SpinCo shall select the underwriter(s), dealer-manager(s), financial printer, solicitation and/or exchange agent (if any) and Parent, in the event Parent is participating in such Underwritten Offering or Exchange Offer, or the Holders of a majority of the outstanding Registrable Securities being included in the SpinCo Public Sale, in the event Parent is not participating in such Underwritten Offering or Exchange Offer, shall select counsel to the Holder(s).

Section 2.03    Registration Procedures.

(a)    In connection with SpinCo’s Registration obligations under Section 2.01 and Section 2.02, SpinCo shall use its reasonable best efforts to effect such Registration to permit the offer and Sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith, SpinCo shall, and shall cause the members of the SpinCo Group to:

(i)    prepare and file the required Registration Statement or Takedown Prospectus Supplement, including all exhibits and financial statements and, in the case of an Exchange Offer, any document required under Rule 425 or Rule 165 with respect to such Exchange Offer (collectively, the “Ancillary Filings”) required under the Securities Act to be filed therewith, and before filing with the SEC a Registration Statement or Prospectus, or any amendments or supplements thereto, (A) furnish to the underwriters or dealer managers, if any, and to the Holders, copies of all documents prepared to be filed, which documents shall be subject to the review and comment of such underwriters or dealer managers and such Holders and their respective counsel, and provide such underwriters or dealer managers, if any, and such Holders and their respective counsel reasonable time to review and comment thereon and (B) not file with the SEC any Registration Statement or Prospectus or amendments or supplements thereto or any Ancillary Filing to which the Holders or the underwriters or dealer managers, if any, shall reasonably object;

(ii)    prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and supplements to the Prospectus and any Ancillary Filing as may be reasonably requested by the participating Holders;

(iii)    promptly notify the participating Holders and the managing underwriters or dealer managers, if any, and, if requested, confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by any member of the SpinCo Group (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, the applicable Prospectus or any amendment or supplement to such Prospectus has been filed, or any Ancillary Filing has been filed, (B) of any comments (written or oral) by the SEC or any request (written or oral) by the SEC or any other Governmental Authority for amendments or supplements to such Registration Statement, such Prospectus or any Ancillary Filing, or for any additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement, any order preventing or suspending the use of any preliminary or final Prospectus or any Ancillary Filing, or the initiation or threatening of any proceedings for such purposes, (D) if, at any time, the representations and warranties (written or oral) in any applicable underwriting agreement or dealer manager agreement cease to be true and correct in all material respects and (E) of the receipt by any member of the SpinCo Group of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or Sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(iv)    (A) promptly notify each participating Holder and the managing underwriter(s) or dealer manager(s), if any, when SpinCo becomes aware of the occurrence of any event as a result of which the applicable Registration Statement, the Prospectus included in such Registration Statement (as then in effect) or any Ancillary Filing contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus and any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, or if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement, Prospectus or any Ancillary Filing in order to comply with the Securities Act, and (B) in either case, as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to each participating Holder and the underwriter(s) or dealer manager(s), if any, an amendment or supplement to such Registration Statement, Prospectus or Ancillary Filing that will correct such statement or omission or effect such compliance;

(v)    use its reasonable best efforts to prevent or obtain the withdrawal of any stop order or other order suspending the use of any preliminary or final Prospectus;

(vi)    promptly (A) incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter(s) or dealer manager(s), if any, and the Holders may reasonably request in order to permit the intended method of distribution with respect to such Registrable Securities and (B) make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(vii)    furnish to each participating Holder and each underwriter or dealer manager, if any, without charge, as many conformed copies as such Holder or underwriter or dealer manager may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, but excluding all documents and exhibits (A) incorporated therein by reference or (B) that are available via the SEC’s EDGAR system;

(viii)    deliver to each participating Holder and each underwriter or dealer manager, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Holder or underwriter or dealer manager may reasonably request (it being understood that SpinCo consents to the use of such Prospectus or any amendment or supplement thereto by each participating Holder and the underwriter(s)

or dealer manager(s), if any, in connection with the offering and Sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto) and such other documents as such participating Holder or underwriter or dealer manager may reasonably request in order to facilitate the Sale of the Registrable Securities by such Holder or underwriter or dealer manager;

(ix)    on or prior to the date on which the applicable Registration Statement is declared effective or becomes effective, use its reasonable best efforts to register or qualify, and cooperate with each participating Holder, the managing underwriter(s) or dealer manager(s), if any, and their respective counsel, in connection with the registration or qualification of, such Registrable Securities for offer and Sale under the securities or “blue sky” Laws of each state and other jurisdiction of the United States as any participating Holder or managing underwriter(s) or dealer manager(s), if any, or their respective counsel reasonably request, and in any foreign jurisdiction mutually agreeable to SpinCo and the participating Holders, and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for so long as such Registration Statement remains in effect and so as to permit the continuance of offers and Sales and dealings in such jurisdictions for so long as may be necessary to complete the distribution of the Registrable Securities covered by the Registration Statement; provided that SpinCo will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject or conform its capitalization or the composition of its assets at the time to the securities or blue sky Laws of any such jurisdiction;

(x)    in connection with any Sale of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with each participating Holder and the managing underwriter(s) or dealer manager(s), if any, to (A) facilitate the timely preparation and delivery of certificates representing Registrable Securities to be Sold and not bearing any restrictive Securities Act legends and (B) register such Registrable Securities in such denominations and such names as such participating Holder or the underwriter(s) or dealer manager(s), if any, may request at least two (2) business days prior to such Sale of Registrable Securities; provided that SpinCo may satisfy its obligations hereunder without issuing physical stock certificates through the use of the Depository Trust Company’s Direct Registration System;

(xi)    cooperate and assist in any filings required to be made with the Financial Industry Regulatory Authority and each securities exchange, if any, on which any of SpinCo’s securities are then listed or quoted and on each inter-dealer quotation system on which any of SpinCo’s securities are then quoted, and in the performance of any due diligence investigation by any underwriter or dealer manager (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of each such exchange, and use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s) or dealer manager(s), if any, to consummate the Sale of such Registrable Securities;

(xii)    no later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with the Depository Trust Company; provided, that SpinCo may satisfy its obligations hereunder without issuing physical stock certificates through the use of the Depository Trust Company’s Direct Registration System;

(xiii)    obtain for delivery to and addressed to each participating Holder and to the underwriter(s) or dealer manager(s), if any, opinions from outside counsel for SpinCo, in each case dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement or, in the event of an Exchange Offer, the date of the closing under the dealer manager agreement or similar agreement or otherwise, and in each such case in customary form and content for the type of Underwritten Offering or Exchange Offer, as applicable;

(xiv)    in the case of an Underwritten Offering or Exchange Offer, obtain for delivery to and addressed to SpinCo and the managing underwriter(s) or dealer manager(s), if any, and, to the extent requested, each participating Holder, a cold comfort letter from SpinCo’s independent registered public accounting firm in customary form and content for the type of Underwritten Offering or Exchange Offer, dated the date of execution of the underwriting agreement or dealer manager agreement or, if none, the date of commencement of the Exchange Offer, and brought down to the closing, whether under the underwriting agreement or dealer manager agreement, if applicable, or otherwise;

(xv)    in the case of an Exchange Offer that does not involve a dealer manager, provide to each participating Holder such customary written representations and warranties or other covenants or agreements as may be requested by any participating Holder comparable to those that would be included in an underwriting or dealer manager agreement;

(xvi)    use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, as soon as reasonably practicable, but in any event no later than ninety (90) days, after the end of the 12-month period beginning with the first day of SpinCo’s first quarter commencing after the effective date of the applicable Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of the Registration Statement;

(xvii)    provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(xviii)    cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of SpinCo’s securities are then listed or quoted and on each inter-dealer quotation system on which any of SpinCo’s securities are then quoted;

(xix)    provide (A) each Holder participating in the Registration, (B) the underwriters (which term, for purposes of this Agreement, shall include any Person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), if any, of the Registrable Securities to be registered, (C) the Sale or placement agent therefor, if any, (D) the dealer manager therefor, if any, (E) counsel for such Holder, underwriters, agent, or dealer manager and (F) any attorney, accountant or other agent or representative retained by such Holder or any such underwriter or dealer manager, as selected by such Holder, in each case, the opportunity to participate in the preparation of such Registration Statement, each Prospectus included therein or filed with the SEC, and each amendment or supplement thereto; and for a reasonable period prior to the filing of such Registration Statement, upon execution of a customary confidentiality agreement, make available for inspection upon reasonable notice at reasonable times and for reasonable periods, by the parties referred to in clauses (A) through (F) above, all pertinent financial and other records, pertinent corporate and other documents and properties of the SpinCo Group that are available to SpinCo, and cause all of the SpinCo Group’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available at reasonable times and for reasonable periods to discuss the business of SpinCo and to supply all information available to SpinCo reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence or other responsibility, subject to the foregoing;

(xx)    cause the senior executive officers of SpinCo to participate at reasonable times and for reasonable periods in the customary “road show” presentations that may be reasonably requested by the managing underwriter(s) or dealer manager(s), if any, and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

(xxi)    comply with all requirements of the Securities Act, Exchange Act and other applicable Laws, rules and regulations, as well as all applicable stock exchange rules; and

(xxii)    take all other customary steps reasonably necessary or advisable to effect the Registration and distribution of the Registrable Securities contemplated hereby.

(b)    As a condition precedent to any Registration hereunder, SpinCo may require each Holder as to which any Registration is being effected to furnish to SpinCo such information regarding the distribution of such securities and such other information relating to such Holder, its ownership of Registrable Securities and other matters as SpinCo may from time to time reasonably request in writing. Each such Holder agrees to furnish such information to SpinCo and to cooperate with SpinCo as reasonably necessary to enable SpinCo to comply with the provisions of this Agreement.

(c)    Each Holder shall, as promptly as reasonably practicable, notify SpinCo, at any time when a Prospectus is required to be delivered (or deemed delivered) under the Securities Act, of the occurrence of an event, of which such Holder has knowledge, relating to such Holder or its Sale of Registrable Securities thereunder requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered (or deemed delivered) to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(d)    Parent agrees (on behalf of itself and each member of the Parent Group), and any other Holder agrees by acquisition of such Registrable Securities, that, upon receipt of any written notice from SpinCo of the occurrence of any event of the kind described in Section 2.03(a)(iv), such Holder will forthwith discontinue Sales of Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.03(a)(iv), or until such Holder is advised in writing by SpinCo that the use of the Prospectus may be resumed, and if so directed by SpinCo, such Holder will deliver to SpinCo, at SpinCo’s expense, all copies of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event SpinCo shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice through the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus contemplated by Section  2.03(a)(iv) or is advised in writing by SpinCo that the use of the Prospectus may be resumed.

Section 2.04     Underwritten Offerings or Exchange Offers.

(a)    If requested by the managing underwriter(s) for any Underwritten Offering or dealer manager(s) for any Exchange Offer that is requested by Holders pursuant to a Demand Registration or Takedown Request under Section 2.01, SpinCo shall enter into an underwriting agreement or dealer manager agreement, as applicable, with such underwriter(s) or dealer manager(s) for such offering, such agreement to be reasonably satisfactory in substance and form to SpinCo and the underwriter(s) or dealer manager(s) and, if Parent Group is a participating Holder, to Parent Group. Such agreement shall contain such representations and warranties by SpinCo and such other terms as are generally prevailing in agreements of that type. Each Holder with Registrable Securities to be included in any Underwritten Offering or Exchange Offer by such underwriter(s) or dealer manager(s) shall enter into such underwriting agreement or dealer manager agreement at the request of SpinCo, which agreement shall contain such reasonable representations and warranties by the Holder and such other reasonable terms as are generally prevailing in agreements of that type.

(b)    To the extent requested in writing by the managing underwriter or underwriters of any Underwritten Offering, SpinCo agrees not to, and shall exercise reasonable best efforts to obtain agreements (in the underwriters’ customary form) from its directors, executive officers and beneficial owners of five percent (5%) or more of SpinCo Shares not to, directly or indirectly offer, Sell, pledge, contract to Sell (including any short Sale), grant any option to purchase or otherwise Sell any equity securities of SpinCo or enter into any hedging transaction relating to any equity securities of SpinCo during the ninety (90) days beginning on pricing date of such Underwritten Offering (except as part of such Underwritten Offering or any Distribution or pursuant to registrations on Form S-8 or S-4 or any successor forms thereto) unless the managing underwriter or underwriters otherwise agree to a shorter period.

(c)    No Holder may participate in any Underwritten Offering or Exchange Offer hereunder unless such Holder (i) agrees to Sell such Holder’s securities on the basis provided in any underwriting arrangements or dealer manager agreements approved by SpinCo or other Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, dealer manager agreements and other documents reasonably required under the terms of such underwriting arrangements or dealer manager agreements or this Agreement.

Section 2.05    Registration Rights Agreement with Participating Banks.

If one or more members of the Parent Group decides to engage in a Security Exchange with one or more Participating Banks, SpinCo shall enter into a registration rights agreement with the Participating Banks in connection with such Security Exchange on terms and conditions consistent with this Agreement (other than the voting provisions contained in Article III hereof) and reasonably satisfactory to SpinCo and the Parent Group.

Section 2.06    Registration Expenses Paid by Parent.

In the case of any Registration of Registrable Securities required pursuant to this Agreement, Parent shall pay all Registration Expenses regardless of whether the Registration Statement becomes effective. Parent shall also pay (a) any fees or disbursements of any Holder, (b) all expenses incurred in connection with the printing, mailing and delivering of copies of any Registration Statement, any Prospectus, any other offering documents and any amendments and supplements thereto to any underwriters and dealers, (c) any underwriting discounts, fees or commissions attributable to the offer and Sale of any Registrable Securities, (d) any fees and expenses of the underwriters or dealer managers, the cost of preparing, printing or producing any agreements among underwriters, underwriting agreements and blue sky or legal investment memoranda, (e) any selling agreements and any other similar documents in connection with the offering, Sale, distribution or delivery of the Registrable Securities or other SpinCo Shares to be Sold, including any fees of counsel for any underwriters in connection with the qualification of the Registrable Securities or other SpinCo Shares to be Sold for offering and Sale or distribution under state securities Laws, any stock transfer taxes, out-of-pocket costs and expenses relating to any investor presentations on any “road show” presentations undertaken in connection with marketing of the Registrable Securities and (f) any fees and expenses of any counsel to the Holder or the underwriters or dealer managers.

Section 2.07    Indemnification.

(a)    SpinCo agrees to indemnify, defend and hold harmless, to the full extent permitted by applicable Law, each Holder whose shares are included in a Registration Statement, such Holder’s Affiliates and their respective officers, directors, agents, advisors, employees and each Person, if any, who controls (within the meaning of the Securities Act or the Exchange Act) such Holder, from and against any and all losses, claims, damages, liabilities (or actions or proceedings in respect thereof, whether or not such indemnified party is a party thereto) and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively, “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which the offering and Sale of such Registrable Securities was Registered under the Securities Act (including any final or preliminary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or any such statement made in any free writing prospectus (as defined in Rule 405 under the Securities Act) that SpinCo has filed or is required to file pursuant to Rule 433(d) of the Securities Act or any Ancillary Filing or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading; provided, however that with respect to any untrue statement or omission or alleged untrue statement or omission made in any Prospectus, the indemnity agreement contained in this paragraph shall not apply to the extent that any such liability or Loss results from or arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to SpinCo by or on behalf of the Indemnitee (as hereinafter defined), in either case expressly for use in such Registration Statement, Prospectus, free writing prospectus or Ancillary Filing relating to such Holder’s Registrable Securities. This indemnity shall be in addition to any liability SpinCo may otherwise have, including under the Separation and Distribution Agreement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the Sale of such securities by such Holder.

(b)    Each participating Holder whose Registrable Securities are included in a Registration Statement agrees (severally and not jointly) to indemnify, defend and hold harmless, to the full extent permitted by applicable Law, SpinCo, its directors, officers, agents, advisors, employees and each Person, if any, who controls (within the meaning of the Securities Act and the Exchange Act) SpinCo from and against any and all Losses arising out of or based upon any untrue or alleged untrue statement or omission or alleged omission made in such Registration Statement, or the Prospectus included therein, in reliance upon and in conformity with information furnished in writing to SpinCo by such Holder or on such Holder’s behalf, in either case expressly for use in such Registration Statement, Prospectus, free writing prospectus or Ancillary Filing relating to such Holder’s Registrable Securities. This indemnity shall be in addition to any liability the participating Holder may otherwise have, including under the Separation and Distribution Agreement. In no event shall the liability of any participating Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder under the Sale of the Registrable Securities giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of SpinCo or any indemnified party.

(c)    Any claim or action with respect to which a Party (an “Indemnifying Party”) may be obligated to provide indemnification to any Person entitled to indemnification hereunder (an “Indemnitee”) shall be subject to the procedures and other provisions for indemnification set forth in Article IV of the Separation and Distribution Agreement.

(d)    If for any reason the indemnification provided for in Section 2.07(a) or Section 2.07(b) is unavailable to an Indemnitee or insufficient to hold it harmless as contemplated by Section 2.07(a) or Section 2.07(b), then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnitee as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnitee on the other hand. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnitee and the Parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. For the avoidance of doubt, the establishment of such relative fault, and any disagreements or disputes relating thereto, shall be subject to Section 4.04. Notwithstanding anything in this Section 2.07(d) to the contrary, no Indemnifying Party (other than SpinCo) shall be required pursuant to this Section 2.07(d) to contribute any amount in excess of the amount by which the net proceeds received by such Indemnifying Party from the Sale of Registrable Securities in the offering to which the Losses of the Indemnitees relate (before deducting expenses, if any) exceeds the amount of any damages which such Indemnifying Party has otherwise been required to pay by reason of such untrue statement or omission. The Parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.07(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.07(d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an Indemnitee hereunder shall be deemed to include, for purposes of this Section 2.07(d), any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. If indemnification is available under this Section 2.07, the Indemnifying Parties shall indemnify each Indemnitee to the full extent provided in Section 2.07(a) and Section 2.07(b) without regard to the relative fault of said Indemnifying Parties or Indemnitee. Any Holders’ obligations to contribute pursuant to this Section 2.07(d) are several and not joint.

Section 2.08    Reporting Requirements; Rule 144.

Until the earlier of (a) the expiration or termination of this Agreement in accordance with its terms and (b) the date upon which there cease to be any Holders of Registrable Securities, SpinCo shall use its reasonable best efforts to be and remain in compliance with the periodic filing requirements imposed under the SEC’s rules and regulations, including the Exchange Act, and any other applicable Laws or rules, and thereafter shall timely file such information, documents and reports as the SEC may require or prescribe under Sections 13, 14 and 15(d), as applicable, of the Exchange Act so that SpinCo will qualify for registration on Form S-3 and to enable the Holders to Sell Registrable Securities without registration under the Securities Act consistent with the exemptions from registration under the Securities Act provided by (i) Rule 144 or Regulation S under the Securities Act, as amended from time to time, or (ii) any similar SEC rule or regulation then in effect. From and after the date hereof through such earlier date, SpinCo shall forthwith upon request furnish any Holder (x) a written statement by SpinCo as to whether it has complied with such requirements and, if not, the specifics thereof, (y) a copy of the most recent annual or quarterly report of SpinCo and (z) such other reports and documents filed by SpinCo with the SEC as such Holder may reasonably request in availing itself of an exemption for the offering and Sale of Registrable Securities without registration under the Securities Act.

Section 2.09    Registration Rights Covenant.

SpinCo covenants that it will not, and it will cause the members of the SpinCo Group not to, grant any right of registration under the Securities Act relating to the SpinCo Shares or any of its other securities to any Person other than pursuant to this Agreement, unless the rights so granted to another Person do not limit or restrict the rights of the Holder(s) hereunder. If SpinCo enters into any agreement after the date hereof granting any Person registration rights with respect to any security of SpinCo which agreement contains any material provisions more favorable to such Person than those set forth in this Agreement, SpinCo will notify Parent and will agree to such amendments to this Agreement as may be necessary to provide these rights to Parent, at Parent’s election.

ARTICLE III

VOTING RESTRICTIONS; TRANSFERABILITY

Section 3.01    Voting of SpinCo Shares.

(a)    From the date of this Agreement and until the date that the Parent Group ceases to own any Retained Shares, Parent shall, and shall cause each member of the Parent Group to (in each case, to the extent that they own any Retained Shares), be present, in person or by proxy, at each and every SpinCo stockholder meeting, and otherwise to cause all Retained Shares owned by them to be counted as present for purposes of establishing a quorum at any such meeting, and to vote or consent on any matter (including waivers of contractual or statutory rights), or cause to be voted or consented on any such matter, all such Retained Shares in proportion to the votes cast by the other holders of SpinCo Shares on such matter.

(b)    From the date of this Agreement and until the date that the Parent Group ceases to own any Retained Shares, Parent hereby grants, and shall cause each member of the Parent Group (in each case, to the extent that they own any Retained Shares) to grant, an irrevocable proxy, which shall be deemed coupled with an interest sufficient in Law to support an irrevocable proxy to SpinCo or its designees, to vote, with respect to any matter (including waivers of contractual or statutory rights), all Retained Shares owned by them, in proportion to the votes cast by the other holders of SpinCo Shares on such matter; provided, that (i) such proxy shall automatically be revoked as to a particular Retained Share upon any Sale of such Retained Share from a member of the Parent Group to a Person other than a member of the Parent Group and (ii) nothing in this Section 3.01(b) shall limit or prohibit any such Sale.

(c)    Parent acknowledges and agrees (on behalf of itself and each member of the Parent Group) that SpinCo will be irreparably damaged in the event any of the provisions of this Article III are not performed by Parent in accordance with their terms or are otherwise breached. Accordingly, it is agreed that SpinCo shall be entitled to an injunction to prevent breaches of this Article III and to specific enforcement of the provisions of this Article III in any action instituted in any court of the United States or any state having subject matter jurisdiction over such action.

Section 3.02    Transferability. It is the mutual objective of the Parties to provide the Parent Group with the greatest liquidity feasible so as to be able to achieve a clean exit at the highest valuation and with the least disruption to either Parent or SpinCo. Therefore, in light of the foregoing, the Parties have agreed as follows: SpinCo and the SpinCo Board shall not take any action that would interfere with the ability of the Parent Group to Sell the Registrable Securities, whether pursuant to a Registration or otherwise. Without limiting the generality of the foregoing, SpinCo and the SpinCo Board agree (a) not to adopt a shareholder rights plan or similar plan or agreement unless such plan by its terms exempts or, at the time of adoption of such plan SpinCo and the SpinCo Board take action to exempt, any Transferee to whom one or more members of the Parent Group Sells any Registrable Securities (and any Subsequent Transferee to whom such Transferee may Sell Registrable Securities, and similarly to any further Subsequent Transferee); (b) to take all actions necessary to ensure that no state anti-takeover law in any way restricts any Permitted Transferee, in each case from acquiring Registrable Securities pursuant to such Sale or any accumulation of SpinCo Shares or other securities of SpinCo by the Permitted Transferee up to and including an aggregate beneficial ownership of SpinCo Shares and other securities of SpinCo of [19.9]%, provided that, these clauses (a) and (b) shall only be applicable for one Permitted Transferee at a time; and (c) to assist, cooperate with and act as necessary or appropriate to facilitate the Parent Group’s investigation and implementation of a Sale of Registrable Securities; it being understood that SpinCo and the SpinCo Board shall take no action to interfere with or impede and shall in all respects facilitate as requested any tax-free exchange of the Registrable Securities such as a debt-for-equity or equity-for-equity exchanges, including facilitating the completion of any such transactions by the Deadline and otherwise in accordance with the Tax Opinions/Rulings.

ARTICLE IV

MISCELLANEOUS

Section 4.01    Further Assurances.

In addition to the actions specifically provided for elsewhere in this Agreement, each of the Parties shall cooperate with each other and use (and cause its respective Subsidiaries and Affiliates to use) reasonable best efforts, prior to, on and after the date hereof, to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable Laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement.

Section 4.02    Term and Termination.

This Agreement shall terminate at such time as there are no Registrable Securities, except for provisions of Section 2.06 and Section 2.07 and all of this Article IV, which shall survive any such termination.

Section 4.03    Counterparts; Entire Agreement; Corporate Power.

(a)    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties hereto or the parties thereto, respectively, and delivered to the other Party.

(b)    This Agreement and the Exhibit hereto contain the entire agreement between the Parties with respect to the subject matter hereof, and supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the Parties with respect to such subject matter other than those set forth or referred to herein or therein.

(c)    Parent represents on behalf of itself and each other member of the Parent Group, and SpinCo represents on behalf of itself and each other member of the SpinCo Group, as follows:

(i)    each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and

(ii)    this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms hereof.

(d)    Each Party acknowledges that it and each other Party may execute this Agreement by facsimile, stamp or mechanical signature, and that delivery of an executed counterpart of a signature page to this Agreement (whether executed by manual, stamp or mechanical signature) by facsimile or by email in portable document format (PDF) shall be effective as delivery of such executed counterpart of this Agreement. Each Party expressly adopts and confirms each such facsimile, stamp or mechanical signature (regardless of whether delivered in person, by mail, by courier, by facsimile or by email in portable document format (PDF)) made in its respective name as if it were a manual signature delivered in person, agrees that it shall not assert that any such signature or delivery is not adequate to bind such Party to the same extent as if it were signed manually and delivered in person.

Section 4.04    Disputes and Governing Law.

(a)    Any Dispute shall be resolved in accordance with the procedures set forth in Article VII of the Separation and Distribution Agreement, which shall be the sole and exclusive procedures for the resolution of any such Dispute unless otherwise specified in this Agreement or in Article VII of the Separation and Distribution Agreement.

(b)    This Agreement (and any claims or disputes arising out of or related hereto or to the transactions contemplated hereby or to the inducement of any Party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed and interpreted in accordance with the Laws of the State of Delaware, irrespective of the choice of laws principles of the State of Delaware, including all matters of validity, construction, effect, enforceability, performance and remedies.

(c)    THE PARTIES EXPRESSLY WAIVE AND FOREGO ANY RIGHT TO TRIAL BY JURY.

Section 4.05    Successors, Assigns and Transferees.

(a)    The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted assigns. SpinCo may assign this Agreement at any time in connection with a Sale or acquisition of SpinCo, whether by merger, consolidation, sale of all or substantially all of SpinCo’s assets, or similar transaction, without the consent of the Holders; provided that the successor or acquiring Person agrees in writing to assume all of SpinCo’s rights and obligations under this Agreement. Parent may assign this Agreement to any member of the Parent Group or at any time in connection with a Sale or acquisition of Parent, whether by merger, consolidation, sale of all or substantially all of Parent’s assets, or similar transaction, without the consent of SpinCo.

(b)    In connection with the Sale of Registrable Securities, Parent may assign its Registration-related rights and obligations under this Agreement relating to such Registrable Securities to the following transferees in such Sale: (i) a member of the Parent Group to which Registrable Securities are Sold, (ii) one or more Participating Banks to which Registrable Securities are Sold, (iii) any other transferee to which Registrable Securities are Sold, if SpinCo provides prior written consent to the transfer of such Registration-related rights and obligations along with the Sale of Registrable Securities or (iv) any other transferee that acquires at least five percent (5%) of the number of Registrable Securities beneficially owned by Parent immediately following the completion of the Distribution; provided, that in the case of clauses (i), (ii), (iii) or (iv), (x) SpinCo is given written notice prior to or at the time of such Sale stating the name and address of the transferee and identifying the securities with respect to which the Registration-related rights and obligations are being Sold and (y) the transferee executes a counterpart in the form attached hereto as Exhibit A and delivers the same to SpinCo (any such transferee in such Sale, a “Transferee”). In connection with the Sale of Registrable Securities, a Transferee or Subsequent Transferee (as defined below) may assign its Registration-related rights and obligations under this Agreement relating to such Registrable Securities to the following subsequent transferees: (A) an Affiliate of such Transferee to which Registrable Securities are Sold, (B) any subsequent transferee to which Registrable Securities are Sold, if SpinCo provides prior written consent to the transfer of such Registration-related rights and obligations along with the Sale of Registrable Securities or (C) any other subsequent transferee that acquires at least five percent (5%) of the number of Registrable Securities beneficially owned by Parent immediately following the completion of the Distribution; provided, that in the case of clauses (A), (B) or (C), (x) SpinCo is given written notice prior to or at the time of such Sale stating the name and address of the subsequent transferee and identifying the securities with respect to which the Registration-related rights and obligations are being assigned and (y) the subsequent transferee executes a counterpart in the form attached hereto as Exhibit A and delivers the same to SpinCo (any such subsequent transferee, a “Subsequent Transferee”).

Section 4.06    Third-Party Beneficiaries.

Except for any Person expressly entitled to indemnification rights under this Agreement, (a) the provisions of this Agreement are solely for the benefit of the Parties hereto and parties thereto, respectively, and are not intended to confer upon any other Person any rights or remedies hereunder, and (b) there are no third-party beneficiaries of this Agreement and this Agreement shall not provide any third Person with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

Section 4.07    Notices.

All notices, requests, claims, demands or other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by certified mail, return receipt requested, or electronic mail (“e-mail”), so long as confirmation of receipt of such e-mail is requested and received, to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 4.07):

If to Parent, to:

Zimmer Biomet Holdings, Inc.

345 East Main Street

Warsaw, Indiana 46580

Attention:    [●]

E-mail:        [●]

with a copy to:

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020-1095

Attention:    Morton A. Pierce, Esq.

 Michelle B. Rutta, Esq.

 Robert Chung, Esq.

E-mail:         morton.pierce@whitecase.com

 michelle.rutta@whitecase.com

 robert.chung@whitecase.com

If to SpinCo, to:

ZimVie Inc.

10225 Westmoor Drive

Westminster, Colorado 80021

Attention:    c/o Senior Vice President,

                    Chief Legal and

                    Compliance Officer and

                    Corporate Secretary

E-mail:         [●]

with a copy to:

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020-1095

Attention:    Morton A. Pierce, Esq.

 Michelle B. Rutta, Esq.

 Robert Chung, Esq.

E-mail:         morton.pierce@whitecase.com

 michelle.rutta@whitecase.com

 robert.chung@whitecase.com

A Party may, by written notice to the other Party, change the address to which any such notices are to be given.

Section 4.08    Severability.

If any provision of this Agreement or the application hereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

Section 4.09    Headings.

The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 4.10    Waiver of Default.

Waiver by a Party of any default by the other Party of any provision of this Agreement must be in writing and shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of the other Party. No failure or delay by a Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof prejudice any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 4.11    Amendments.

No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by a Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Party against whom it is sought to enforce such waiver, amendment, supplement or modification, or the Holders of a majority of the Registrable Securities, if such waiver, amendment, supplement or modification is sought to be enforced against a Holder.

Section 4.12    Interpretation.

In this Agreement, (a) words in the singular shall be deemed to include the plural and vice versa and words of one gender shall be deemed to include the other genders as the context requires, (b) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules, Exhibits and Appendices hereto) and not to any particular provision of this Agreement, (c) Article, Section, Schedule, Exhibit and Appendix references are to the Articles, Sections, Schedules, Exhibits and Appendices to this Agreement unless otherwise specified, (d) unless otherwise stated, all references to any agreement (including this Agreement, the Separation and Distribution Agreement and each other Ancillary Agreement) shall be deemed to include the exhibits, schedules and annexes to such agreement, (e) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified, (f) the word “or” shall not be exclusive, (g) unless otherwise specified in a particular case, the word “days” refers to calendar days, (h) references to “business day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions are generally authorized or required by law to close in New York, New York, (i) references herein to this Agreement or any other agreement contemplated herein shall be deemed to refer to this Agreement or such other agreement as of the date on which it is executed and as it may be amended, modified or supplemented thereafter, unless otherwise specified; (j) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; and (k) unless expressly stated to the contrary in this Agreement, all references to “the date hereof,” “the date of this Agreement,” “hereby” and “hereupon” and words of similar import shall all be references to [●].

Section 4.13    Performance.

Parent shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by any member of the Parent Group. SpinCo shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by any member of the SpinCo Group. Each Party (including its permitted successors and assigns) further agrees that it shall (a) give timely notice of the terms, conditions and continuing obligations contained in this Agreement to all of the other members of its Group and (b) cause all of the other members of its Group not to take any action or fail to take any such action inconsistent with such Party’s obligations under this Agreement or the transactions contemplated hereby.

Section 4.14    Registrations, Exchanges, etc.

Notwithstanding anything to the contrary that may be contained in this Agreement, the provisions of this Agreement shall apply to the full extent set forth herein with respect to (a) any SpinCo

Shares, now or hereafter authorized to be issued, (b) any and all securities of SpinCo into which SpinCo Shares are converted, exchanged or substituted in any recapitalization or other capital reorganization by SpinCo and (c) any and all securities of any kind whatsoever of SpinCo or any successor or permitted assign of SpinCo (whether by merger, consolidation, sale of assets or otherwise) which may be issued on or after the date hereof in respect of, in conversion of, in exchange for or in substitution of, SpinCo Shares, and shall be appropriately adjusted for any stock dividends, or other distributions, stock splits or reverse stock splits, combinations, recapitalizations, mergers, consolidations, exchange offers or other reorganizations occurring after the date hereof.

Section 4.15    Mutual Drafting.

This Agreement shall be deemed to be the joint work product of the Parties, and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable.

[The remainder of this page has been left blank intentionally.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

ZIMMER BIOMET HOLDINGS, INC.

By:
Name: Bryan Hanson Title: President and Chief Executive Officer

ZIMVIE INC.

By:
Name: Vafa Jamali Title: President and Chief Executive Officer

[Signature Page to Stockholder and Registration Rights Agreement]